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                                                                    EXHIBIT 99.2

                             WJ COMMUNICATIONS, INC.
                        2000 NON-EMPLOYEE DIRECTOR STOCK
                                COMPENSATION PLAN


                  SECTION 1.        PURPOSE

                  The purposes of the Plan are to assist the Company in (a) promoting a greater identity of interests between the Company's non-employee directors and its stockholders, and (b) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

                  SECTION 2.        EFFECTIVENESS OF PLAN

                  The Plan shall become effective immediately prior to the IPO (the "Effective Date").

                  SECTION 3.        DEFINITIONS

                  "ANNUAL RETAINER FEE" shall have the meaning set forth in
Section 7(c).

                  "AWARD" shall mean an award of Common Stock, Share Units or stock options as contemplated by Sections 7, 8 and 9 of the Plan.

                  "BENEFICIARY" shall have the meaning set forth in Section
9(g).

                  "BOARD" shall mean the Board of Directors of the Company.

                  "BUSINESS COMBINATION" shall have the meaning set forth in
Section 14(b).

                  "CASH ACCOUNT" shall have the meaning set forth in Section
9(b).

                  "CASH ANNUAL RETAINER FEE" shall have the meaning set forth in
Section 7(c).

                  "CASH DEFERRAL ELECTION" shall have the meaning set forth in
Section 9(b).

                  "CASH PER-MEETING FEE" shall have the meaning set forth in
Section 7(d).

                  "CHANGE IN CONTROL" shall have the meaning set forth in
Section 14(b).

                  "CHANGE IN CONTROL CONSIDERATION" shall have the meaning set forth in Section 14(a).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

                  "COMMITTEE" shall have the meaning set forth in Section 6.

                  "COMMON STOCK" shall mean the common stock, $.01 par value, of the Company.

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                  "COMPANY" shall mean WJ Communications, Inc., a Delaware
corporation.

                  "DEFERRAL ELECTION" shall mean a Cash Deferral Election and/or a Stock Deferral Election, as applicable, or any amendment or rescission of a previous Deferral Election as contemplated by Section 9(b).

                  "EFFECTIVE DATE" shall have the meaning set forth in Section
2.

                  "EFFECTIVE DATE CASH AWARD" shall have the meaning set forth in Section 7(a).

                  "EFFECTIVE DATE OPTION AWARD" shall have the meaning set forth in Section 7(a).

                  "EFFECTIVE DATE STOCK AWARD" shall have the meaning set forth in Section 7(a).

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" of a share of Common Stock shall mean, as of any given date, the closing bid price of the Common Stock as reported by The Nasdaq National Market on such date or, if there are no reported sales on such date, on the last day prior to such date on which there were sales of the Common Stock on the The Nasdaq National Market or, if the Common Stock is not quoted on The Nasdaq National Market, the closing sale price of the Common Stock on any national securities exchange on which the Common Stock is listed on such date. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

                  "FEES" shall mean a Non-Employee Director's Annual Retainer Fee, Per-Meeting Fee(s) and any additional annual fees for such Non-Employee Director's service as chairman of the Board or a committee thereof during the calendar year.

                  "FOX PAINE" shall have the meaning set forth in Section 14(b).

                  "INCUMBENT BOARD" shall have the meaning set forth in Section 14(b).

                  "INITIAL OPTION AWARD" shall have the meaning set forth in
Section 7(a).

                  "IPO" shall mean the Company's initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

                  "NEW DIRECTOR" shall have the meaning set forth in Section
8(b).

                  "NON-EMPLOYEE DIRECTOR" shall mean each member of the Board who is not an employee of the Company; PROVIDED, HOWEVER, that any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be deemed a Non-Employee Director for purposes of Section 7(a) following the Effective Date.

                  "OPTION AWARD" shall mean an Effective Date Option Award, an Initial Option Award and/or a Reelection Option Award, as applicable.


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                  "OUTSTANDING COMPANY COMMON STOCK" shall have the meaning set forth in Section 14(b).

                  "OUTSTANDING COMMON VOTING POWER" shall have the meaning set forth in Section 14(b).

                  "PERSON" shall have the meaning set forth in Section 14(b).

                  "PLAN" shall mean the WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan, as set forth herein and as hereinafter amended from time to time.

                  "PER-MEETING FEE" shall mean the Cash Per-Meeting Fee and/or the Stock Per-Meeting Fee, as applicable.

                  "REELECTION CASH AWARD" shall have the meaning set forth in
Section 7(b).

                  "REELECTION OPTION AWARD" shall have the meaning set forth in
Section 7(b).

                  "REELECTION STOCK AWARD" shall have the meaning set forth in
Section 7(b).

                  "SERVICE YEAR" shall have the meaning set forth in Section
7(c).

                  "SHARE ACCOUNT" shall have the meaning set forth in Section 9(a).

                  "SHARE ELECTION" shall have the meaning set forth in Section 8(a).

                  "SHARE UNITS" shall have the meaning set forth in Section
9(a).

                  "STOCK ANNUAL RETAINER FEE" shall have the meaning set forth in Section 7(c).

                  "STOCK DEFERRAL ELECTION" shall have the meaning set forth in
Section 9(a).

                  "STOCK PER-MEETING FEE" shall have the meaning set forth in
Section 7(d).

                  SECTION 4.        ELIGIBILITY

                  Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not thereafter be entitled to Awards under the Plan, but shall retain all existing Awards pursuant to the terms of the Plan.

                  SECTION 5.        SHARES SUBJECT TO THE PLAN

                  The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 570,000, subject to adjustment pursuant to Section 15 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.


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                  SECTION 6.        ADMINISTRATION

                  The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

                  SECTION 7.        COMPENSATION FOR NON-EMPLOYEE DIRECTORS.

                  (a) INITIAL AWARDS. As of the Effective Date, the Company shall grant to each Non-Employee Director who is a member of the Board of Directors as of the Effective Date (other than Charles E. Robinson and Christopher B. Paisley), at his or her election, either (i) an option to purchase fifteen thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 15) (an "Effective Date Option Award") or (ii) Twenty-Two Thousand Dollars ($22,000) payable, at such Non-Employee Director's election, in cash (an "Effective Date Cash Award") or in shares of Common Stock (an "Effective Date Stock Award"). To each Non-Employee Director who becomes a member of the Board of Directors after the Effective Date, the Company shall grant an option to purchase sixty thousand (60,000) shares of Common Stock (subject to adjustment as provided in Section 15) on the date of the commencement of his or her directorship (an "Initial Option Award"). If an eligible Non-Employee Director elects to receive the Effective Date Stock Award, the number of shares of Common Stock to be granted pursuant to this paragraph shall be determined in accordance with paragraph (e) of this Section. Any Option Award made pursuant to this paragraph is subject to the provisions set forth in
Section 11.

                  (b) REELECTION AWARDS. On the date of each annual meeting of stockholders at which a Non-Employee Director is reelected to the Board, the Company shall grant such Non-Employee Director, at his or her election, either
(i) an option to purchase fifteen thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 15) (a "Reelection Option Award") or (ii) Twenty-Two Thousand Dollars ($22,000) payable, at such Non-Employee Director's election, in cash (a "Reelection Cash Award") or, subject to the following sentence, in shares of Common Stock (a "Reelection Stock Award"). Notwithstanding anything herein to the contrary, if an eligible Non-Employee Director elects to receive a Reelection Stock Award, the number of shares of Common Stock to be granted pursuant to this paragraph shall be (i) determined in accordance with paragraph (e) of this Section and (ii) payable on the last business day of the calendar quarter in which such reelection occurs. Any Option Award made pursuant to this paragraph is subject to the provisions set forth in
Section 11.

                  (c) ANNUAL RETAINER FEE. The Company shall pay each Non-Employee Director Ten Thousand Dollars ($10,000) (the "Annual Retainer Fee"), payable in cash (the "Cash Annual Retainer Fee") or in shares of Common Stock (the "Stock Annual Retainer Fee"), at the Non-Employee Director's election, for every full year (or roughly equivalent period between annual stockholder meetings) in which he or she serves on the Board of Directors of the Company (a "Service Year"). The Cash Annual Retainer Fee shall be payable on the date on which the annual meeting of stockholders immediately following the relevant Service Year is


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held. If a Non-Employee Director elects to receive the Stock Annual Retainer
Fee, (i) the number of shares of stock to be granted pursuant to this paragraph shall be determined in accordance with paragraph (e) of this Section and (ii) the Stock Annual Retainer Fee shall be payable on the last business day of the calendar quarter in which such Service Year concludes. In the event that a Non-Employee Director's directorship is terminated before the completion of a full Service Year, the Annual Retainer Fee shall be prorated according to the time served on the Board during such Service Year, in accordance with the procedures established by the Committee.

                  (d) PER-MEETING FEE. The Company shall pay each Non-Employee Director (i) One Thousand Dollars ($1,000) in cash (the "Cash Per-Meeting Fee") or (ii) Two Thousand Dollars ($2,000) in shares of Common Stock (the "Stock Per-Meeting Fee"), at his or her election, for each meeting of the Board or any committee thereof at which he or she is in attendance. The Per-Meeting Fee is payable on the last business day of the calendar quarter in which such meeting is held. If a Non-Employee Director elects to receive the Stock Per-Meeting Fee, the number of shares of Common Stock to be granted pursuant to this paragraph shall be determined in accordance with paragraph (e) of this Section.

                  (e) NUMBER OF SHARES. The number of shares of Common Stock to be delivered pursuant to an Effective Date Stock Award made pursuant to paragraph (a) of this Section shall be determined by dividing (i) Twenty-Two Thousand Dollars ($22,000) by (ii) the IPO price for a share of Common Stock. The number of shares of Common Stock to be delivered pursuant to a Reelection Stock Award made pursuant to paragraph (b) of this Section shall be determined by dividing (i) Twenty-Two Thousand Dollars ($22,000) by (ii) the Fair Market Value of a share of Common Stock on the date such award is payable. The number of shares of Common Stock to be delivered pursuant to paragraphs (c) and (d) of this Section shall be determined by dividing (i) the cash value of the Non-Employee Director's Stock Annual Retainer Fee or Stock Per-Meeting Fee, as applicable, by (ii) the Fair Market Value of a share of Common Stock on the date such award is payable. Notwithstanding the foregoing, only whole numbers of shares shall be obtainable pursuant to this Section 7, and any remaining Stock Annual Retainer Fee, Stock Per-Meeting Fee, Effective Date Stock Award or Reelection Stock Award which otherwise would have purchased a fractional share shall be retained by the Company without further obligation to such Non-Employee Director.

                  SECTION 8.        SHARE ELECTIONS

                  (a) SHARE ELECTION. If at any time a Non-Employee Director elects to receive the Effective Date Stock Award, the Stock Annual Retainer Fee, the Stock Per-Meeting Fee, the Reelection Stock Award or any combination of the foregoing (each such election, a "Share Election"), he or she shall deliver to the Company a written notice of election, irrevocable with respect to the calendar year (and any other such Award during the remainder of such calendar year) to which it applies, in accordance with paragraph (b) of this Section and the procedures established by the Committee from time to time.

                  (b) EFFECT OF SHARE ELECTION. Any Share Election made by a Non-Employee Director shall remain in effect for subsequent calendar years during which the Plan is in effect, unless such Non-Employee Director delivers a written notice setting forth a different election



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with respect to such Fees or Awards which shall then be applied to the calendar years during which the Plan is in effect beginning after such different election is filed. In the event a Share Deferral Election is not made, the shares of Common Stock subject to such Share Election shall be transferred to the Non-Employee Director on the first business day after the end of each calendar quarter. Share Elections or notices setting forth a different election must be delivered prior to the commencement of the calendar year in which such Fees are to be earned or the Award is to be granted; PROVIDED, HOWEVER, that any Non-Employee Director who commences his or her directorship during a calendar year (a "New Director") may make a Share Election during the 30-day period immediately following commencement of his or her directorship; PROVIDED FURTHER, that Non-Employee Directors may make Share Elections with respect to the year 2000 at any time prior to the Effective Date.

                  SECTION 9.        DEFERRAL ELECTIONS

                  (a) STOCK DEFERRAL ELECTIONS AND SHARE UNITS. Each Non-Employee Director may irrevocably elect annually to defer receiving all or a portion of the shares of Common Stock that would otherwise be issued to him or her pursuant to Section 7 hereof (a "Stock Deferral Election"). The deferred shares of Common Stock shall be referred to herein as "Share Units." A Non-Employee Director who makes a Stock Deferral Election shall have such Share Units credited to a "Share Account" maintained by the Company.

                  (b) CASH DEFERRAL ELECTIONS. Each Non-Employee Director may irrevocably elect annually to defer receiving all or any portion of any Cash Annual Retainer Fee, Cash Per-Meeting Fee, Effective Date Cash Grant or Reelection Cash Grant payable to the same (a "Cash Deferral Election"). A Non-Employee Director who makes a Cash Deferral Election shall have such deferred cash credited to a "Cash Account" maintained by the Company. Amounts credited to a Cash Account shall accrue interest (credited to such Cash Account monthly) at the prime rate as published in the Wall Street Journal on the date of such credit.

                  (c) AMOUNT AND TIMING OF DEFERRAL ELECTIONS. Deferral Elections shall be made in multiples of 25% of the Fee or Award to which such Deferral Election applies. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned or the applicable Award is to be granted; PROVIDED, HOWEVER, that a New Director may make a Deferral Election during the 30-day period immediately following the commencement of his or her directorship; PROVIDED, FURTHER that Non-Employee Directors may make Deferral Elections for the year 2000 at any time prior to the Effective Date. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election made in accordance with the provisions hereof.

                  (d) CASH DIVIDENDS AND SHARE ACCOUNTS. Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to each Non-Employee Director's Share Account additional Share Units equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the


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Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

                  (e) COMMENCEMENT OF DISTRIBUTIONS. Except as otherwise provided in Section 9(f) or 14, Share Units in a Non-Employee Director's Share Account and/or cash in a Non-Employee Director's Cash Account shall become distributable as soon as practicable following the date of the termination of the Non-Employee Director's directorship. Distributions from a Share Account shall be made by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash.

                  (f) MANNER OF DISTRIBUTIONS. In his or her Deferral Election, each Non-Employee Director shall elect to receive distributions from his or her Share Account and/or Cash Account, in each case, either in a single distribution or in two to 15 substantially equal annual distributions. In the event of a Non-Employee Director's death, distribution of the remaining Share Units in such Non-Employee Director's Share Account and/or the remaining cash in such Non-Employee Director's Cash Account will be made to the Non-Employee Director's Beneficiary in a single distribution as soon as practicable following such Non-Employee Director's death.

                  (g) DESIGNATION OF BENEFICIARY. At the discretion of the Committee, subject to the following sentence, each Non-Employee Director or former Non-Employee Director entitled to a distribution from a Share Account and/or Cash Account hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such Share Units and/or cash are to be distributed in case of the Non-Employee Director's or former Non-Employee Director's death (each, a "Beneficiary"). Unless the Committee shall determine to the contrary, a Beneficiary shall be none other than any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the Non-Employee Director. Reference in this Plan to a Non-Employee Director's or former Non-Employee Director's Beneficiary at any date shall include such persons designated as concurrent Beneficiaries on the Non-Employee Director's or former Non-Employee Director's beneficiary designation form then in effect. Each designation will revoke all prior designations by the Non-Employee Director or former Non-Employee Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Non-Employee Director or former Non-Employee Director, during his or her lifetime, in writing with the Secretary of the Company. In the absence of any such designation, any Share Units remaining in a Non-Employee Director's or former Non-Employee Director's Share Account and/or any cash remaining in a Non-Employee Director's or former Non-Employee Director's Cash Account at the time of his or her death shall be distributed to such Non-Employee Director's or former Non-Employee Director's estate in a single distribution.

                  SECTION 10.       REIMBURSEMENT OF EXPENSES

                  The Company shall reimburse reasonable, out-of-pocket expenses of the Non-Employee Directors, incurred in attending meetings of the Board or any committee thereof.


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              SECTION 11.    TERMS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

              (a) OPTION PRICE. The exercise price per share of the shares of Common Stock subject to an Effective Date Option Award shall equal the IPO price for a share of Common Stock. The exercise price per share of the shares of Common Stock subject to an Initial Option Award shall equal 100% of the Fair Market Value of a share of Common Stock on the date of the commencement of such Non-Employee Director's directorship. The exercise price per share of the shares of Common Stock subject to a Reelection Option Award shall equal 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Employee Director was reelected to the Board.

              (b) VESTING. Subject to Section 14(a), options granted pursuant to this Plan shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option.

              (c) LIMITATIONS ON EXERCISE OF OPTIONS. No option granted to a Non-Employee Director may be exercised to any extent by anyone after the first to occur of the following events:

                     (i) the expiration of twelve (12) months from the date of the Non-Employee Director's death;

                     (ii) the expiration of twelve (12) months from the date of the Non-Employee Director's termination of directorship by reason of his permanent or total disability (within the meaning of Section 22(e)(3) of the Code);

                     (iii) the expiration of three (3) months from the date of the Non-Employee Director's termination of directorship for any reason other than his or her permanent or total disability or death, unless he or she dies within said three-month period in which case the relevant date shall be the expiration of twelve (12) months from the date of the Non-Employee Director's termination of directorship; or

                     (iv) the expiration of ten (10) years from the date the option was granted.

              (d) No portion of an option which is unvested and unexercisable under Section 11(b) at termination of directorship shall thereafter become exercisable. Any vested option not exercised within the periods set forth in
Section 11(c) shall be forfeited on the last day of such period.

              SECTION 12.    TRANSFERABILITY

              No Share Unit, interest in a Cash Account or Option Award received pursuant to this Plan shall be transferable by a Non-Employee Director other than (a) by will or by the laws of descent and distribution or (b) in the Committee's discretion, pursuant to a written beneficiary designation to a member of such Non-Employee Director's Beneficiary pursuant to Sections 9(f) and
(g).



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              SECTION 13.    AMENDMENT AND TERMINATION

              The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Award theretofore granted or under a Share Account or Cash Account without such person's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or stock exchange or automated quotation system rule.

              The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

              Notwithstanding the foregoing, the Board shall have authority to amend the Plan and the terms of an Award to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules, without stockholder approval.

              SECTION 14.    EFFECT OF CHANGE IN CONTROL

              (a) Notwithstanding any other provision of the Plan to the contrary, immediately prior to (but contingent upon the closing of) a Change in Control, (i) each Share Unit credited to a Share Account shall be converted, at the discretion of the Committee, into either (1) Common Stock or (2) into, at the Committee's option, either (A) the consideration to be received by the stockholders of the Company in the transaction constituting a Change in Control with respect to each share of Common Stock (the "Change in Control Consideration") or (B) cash equal to the value of the Change in Control Consideration; (ii) to the extent unexercised, all outstanding options granted pursuant to the Plan shall be fully vested and exercisable and, in the Committee's sole discretion, exercisable, at the Committee's option, for either
(1) the Change in Control Consideration, net of the exercise price of such options, multiplied by the number of such options, or (2) cash equal to the Change in Control Consideration, net of the exercise price of such options, multiplied by the number of such options; and (iii) the balance in any Cash Account shall be transferred or distributed as soon as practicable to the Non-Employee Director.

              (b) For the purposes of this Plan, "Change in Control" shall mean the happening of any of the following events:

                     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) 30% or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or
(2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Power") and (B) more than the Outstanding Company Common Stock or the Outstanding Company Voting Power owned or controlled directly or indirectly by Fox Paine Capital, LLC and/or its controlled affiliates (collectively, "Fox Paine"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in

Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14(b); or

                     (ii) the individuals who, as of the Effective Date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by Fox Paine at a time when such entity controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                     (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (2) upon the consummation of the Business Combination, no Person (excluding Fox Paine or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (a) 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (b) more than the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation owned or controlled directly or indirectly by Fox Paine (except to the extent that such person had such ownership of the Outstanding Company Common Stock or Outstanding Company Voting Power immediately prior to the Business Combination), and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                     (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.


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                  SECTION 15.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

                  In the event of any change in corporate capitalization, such as a stock split or stock dividend, or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (a) the aggregate number and class of shares reserved for issuance under the Plan, (b) the number, kind or price of shares or other property subject to other outstanding Awards granted under the Plan, (c) the number of shares subject to the options to be granted under Section 7, (d) the number and kind of shares or other property in each Share Account and/or (e) such other equitable manner, in each case, as the Committee or Board may determine to be appropriate in its sole discretion; PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number.

                  SECTION 16.       DURATION OF PLAN

                  Unless earlier terminated pursuant to Section 13 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after the tenth (10th) anniversary of the Effective Date of the Plan, other than the receipt of Common Stock under Section 7 for Fees earned or Awards granted prior to such date and the payment from Share Accounts and/or Cash Accounts of shares of Common Stock and/or cash, as applicable, deferred prior to such date.

                  SECTION 17.       PRO RATA GRANTS

                  Notwithstanding anything in the Plan to the contrary, in the event that, on any particular date, the number of shares of Common Stock available for Share Elections, Share Units and/or Option Awards under the Plan is insufficient to accommodate all Share Elections, Share Units and/or Option Awards, then such shares of Common Stock shall be allocated in the following order: (i) all Non-Employee Directors who have made Share Elections or who have been granted an Option Award shall share ratably in the number of shares of Common Stock available for such grant under the Plan; and (ii) all Non-Employee Directors entitled to cash dividends with respect to Share Units in such Non-Employee Directors' Share Accounts shall share ratably in the number of shares of Common Stock available with respect to such cash dividends. With respect to any Share Elections, any Fees or Awards that have not been paid in shares of Common Stock or Share Units shall be paid in cash or credited to such Non-Employee Director's Cash Account in accordance with his or her Deferral Election, as applicable. With respect to any Share Units that have not been issued with respect to cash dividends as set forth above, an amount equal to such dividend shall be credited to the Cash Account established for such Non-Employee Director.



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

                  SECTION 18.       GOVERNING LAW

                  The Plan and all Awards made and actions taken hereunder or thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

                  SECTION 19.       UNFUNDED PLAN

                  The Plan is intended to constitute an unfunded plan for the compensation of Directors, and the rights of Directors with respect to the Cash Accounts and/or the Share Accounts or the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.




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